UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

Isilon Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33196	91-2101027
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Western Avenue

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 315-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Isilon System, Inc.’s Annual Meeting of Stockholders was held on May 19, 2010. Of the 65,196,306 shares outstanding as of the record date, 62,491,705 shares (approximately 95.85%) were present or represented by proxy at the meeting. Isilon’s stockholders approved all of management’s nominees and proposals. Specifically, the election of two Class I directors to hold office until the 2013 annual meeting of stockholders, ratification of the appointment of PricewaterhouseCoopers LLP as Isilon’s independent registered public accounting firm for the 2010 fiscal year, and approval of the 2006 Equity Incentive Plan (As Amended), were approved by Isilon’s stockholders at the Annual Meeting of Stockholders. The results of the votes for each of these proposals were as follows:

1. Elect two Class I directors to hold office until the 2013 annual meeting of stockholders or until their successors are elected and qualified

NAME	FOR	PERCENT OF VOTE	WITHHELD	PERCENT OF VOTE	BROKER NON-VOTES
William D. Ruckelshaus	53,367,058	85.40	182,948.29		8,941,699
Gregory L. McAdoo	53,369,749	85.40	180,257.29		8,941,699

2. Ratify the appointment of PricewaterhouseCoopers LLP as Isilon’s independent registered public accounting firm for the 2010 fiscal year

	VOTES	PERCENT OF VOTE
FOR	62,450,284	99.93
AGAINST	28,767.05
ABSTAIN	12,654.02

3. Approve Isilon’s 2006 Equity Incentive Plan, as amended, a copy of which is attached as Exhibit 10.1

	VOTES	PERCENT OF VOTE
FOR	50,342,870	80.56
AGAINST	3,167,287	5.07
ABSTAIN	39,849.06
BROKER NON-VOTES	8,941,699

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description

10.1	Isilon Systems, Inc. 2006 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISILON SYSTEMS, INC.

By:	/S/ KEENAN M. CONDER
Keenan M. Conder
Vice President, General Counsel and Secretary

Date: May 25, 2010